                                                                      Exhibit 99

________________________________________________________________________________
                                 NEWS RELEASE
________________________________________________________________________________

________________________________________________________________________________
                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois 60675
                 Contact: Laurie McMahon, Investor Relations
                               (312) 444-7811 or
                     Dianne Kotsogiannis, Public Relations
Release #01495               (312) 444-4281        http://www.northerntrust.com
_______________________________________________________________________________


FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1999 FOURTH QUARTER EARNINGS OF $.46 PER SHARE, UP 18%.

(Chicago, January 18, 2000) Northern Trust Corporation reported record net income per share of $.46 for the fourth quarter, an increase of 18% from the $.39 per share earned a year ago after adjusting for the December 1999 two-for-one stock split. Net income increased 16% to a record $106.0 million from the $91.6 million earned in the fourth quarter of last year. This performance resulted in a return on average common equity of 20.6%.

     Full year net income per common share was also a record and increased to $1.74 from $1.52 in 1998, an increase of 14%. Net income of $405.0 million in 1999 also increased 14% from the $353.9 million earned last year. This performance resulted in a return on average common equity of 20.7%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "We are pleased to report record performance for the quarter and year. This represents our twelfth consecutive year of record earnings. The very strong finish to the year, our continued success in winning new business and the achievement of excellent investment results for our clients position us well for 2000."

                                    -more-

     Mr. Osborn continued, "Trust fees continued to be the principal generator of our earnings growth in the quarter, reflecting continuing strong investment management performance and favorable equity markets, as well as new business results that outstripped our expectations for the quarter. Both our personal and our corporate and institutional businesses continue to show excellent growth, combining to produce a 16% increase in total revenues from the fourth quarter of 1998. Trust assets under administration grew 22% to $1.5 trillion during the year. Assets under management grew at an even greater rate, increasing 27% to $299 billion from one year ago."

                     FOURTH QUARTER PERFORMANCE HIGHLIGHTS

     Revenues increased 16% to $488.6 million. Trust fees grew 25% to a record $271.1 million in the quarter compared to $216.7 million in the fourth quarter of last year and represented 55% of total fourth quarter 1999 revenues and 80% of noninterest income.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 35% and totaled $139.6 million compared to $103.6 million in the year-ago quarter. The increase resulted from continued strong new business throughout Northern Trust's national PFS network and from favorable equity markets. Another significant factor was strong investment performance in several Northern Trust Global Advisors "manager of managers" funds for PFS clients where fees are determined at the end of the year based on annual performance, resulting in $9.2 million of additional fees in the fourth quarter. These additional fees were largely offset by increased performance-based incentive payments to the sub-advisors of these funds that are reflected in higher other operating expenses for the quarter. PFS trust fees also benefited from fees earned as a result of Northern Trust assuming during the quarter responsibilities as co-administrator of the Northern Funds family of mutual funds. Excluding the effect of these new co-administration fees and the NTGA performance-based fees, PFS trust fees would have increased approximately 24% compared to the fourth quarter of 1998.

                                    -more-

     Excluding the performance-based fees, Illinois trust fees increased 18% while all other states recorded increases in trust fees greater than 25%. On the same basis, the Wealth Management Group also had excellent performance, with trust fees increasing 31%. Wealth Management now administers $52.3 billion in assets worldwide, up 36% from last year.

     During the quarter the PFS office network expanded further with the opening of offices in Cleveland, Ohio and Seattle, Washington. During 1999, PFS opened eight new offices, bringing its unique network of Personal Financial Services offices to 74 locations in nine states. In addition, a number of offices were significantly expanded during the year.

     Total personal trust assets under administration increased to $152.0 billion at December 31, 1999, up 25% from December 31, 1998. Of these assets under administration, $91.6 billion is managed by Northern Trust, up 25% from one year ago. Net recurring new business sold during 1999 was $73 million in annualized trust fees, up 80% from last year's record pace.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 16% and totaled $131.5 million compared to $113.1 million in the year-ago quarter, reflecting strong new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the fourth quarter fee growth. Fees from asset management, which included $1.9 million of fees earned for co-administration services rendered to Northern Institutional Funds beginning in 1999, increased $8.5 million or 26%. Excellent new business results increased fees generated by Northern Trust Retirement Consulting, L.L.C., to a record $12.8 million, up 27% from last year's fourth quarter. Securities lending fees increased 14% to a record $28.2 million while custody fees increased 7% to $39.8 million.

                                    -more-

     Total C&IS trust assets under administration increased to $1.39 trillion at December 31, 1999, up 22% for the year. Of the C&IS trust assets under administration, $207.5 billion is managed by Northern Trust, up 28% from December 31, 1998. Trust assets under administration included approximately $278 billion of global custody assets. Net new business transitioned in 1999 was $95 million in annualized trust fees, up 36% from 1998.

     Foreign exchange trading profits were $28.2 million, down $.5 million from a relatively strong 1998 fourth quarter. The current year quarter benefited from a higher level of client transaction volume which was offset by a lower level of market volatility in certain currencies compared to last year.

     Total treasury management revenues, which include both fees and the computed value of compensating deposit balances, totaled $25.3 million, up slightly from last year's fourth quarter. The fee portion of these revenues in the quarter was $16.7 million, down from $19.0 million in the comparable quarter last year. Security commissions and trading income of $8.2 million increased 23% from last year, reflecting a higher volume of transactions at Northern Trust Securities, Inc. Other operating income was $15.7 million for the fourth quarter compared with $13.5 million in the same period last year, primarily reflecting higher banking-related fees.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $148.2 million, up 10% from the $135.2 million reported in the prior year quarter. The increase in net interest income reflects 9% growth in average earning assets and a 19% increase in noninterest-related funds. The asset growth included a 9% or $1.2 billion increase in loans and leases, a 12% or $589 million increase in money market assets and an 8% or $552 million increase in securities. The net interest margin was 2.09% versus 2.08% for the year-ago quarter.

                                    -more-

     Nonperforming assets of $60.6 million at December 31, 1999 were up from $30.3 million at September 30, 1999 and $35.2 million at December 31, 1998. The increase from September 30 reflects the addition of one large secured commercial loan to nonperforming status as a result of the borrower filing for Chapter 11 reorganization during December. Primarily reflecting the estimated loss on this loan, the provision for credit losses totaled $6.5 million in the quarter compared to $1.0 million during the same quarter of 1998. Fourth quarter net charge-offs, at .01% of average loans, totaled $.5 million. The overall quality of the balance of the loan portfolio remains strong. Nonaccrual and restructured loans of $59.3 million at quarter-end represent .39% of total loans and were covered 2.5 times by the $150.9 million reserve for credit losses.

     Noninterest expenses totaled $310.8 million for the quarter, an increase of 15% or $41.4 million from the $269.4 million in the year-ago quarter. Approximately 45% of the increase in noninterest expenses related to compensation and employee benefits. Fees paid to investment management sub-advisors increased 92% from last year's fourth quarter to $10.7 million, $6.8 million of which was related to very strong performance in NTGA "manager of managers" funds for PFS clients. The expense growth also reflects costs associated with technology investments, business promotion, co-administration services provided to the two mutual fund families and expansion of the PFS office network.

     The increase in compensation and benefits was primarily attributable to staff growth, merit increases and performance-based incentives. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at December 31, 1999 totaled 8,583, up 5% from 8,156 at December 31, 1998. Staff levels would have been approximately 9% higher than a year ago and compensation and benefits expense would have increased more had Northern Trust not outsourced Illinois check processing at the end of 1998. Check processing expenses totaled $5.1 million for the quarter and are now reflected in other operating expenses. Higher performance-based compensation

                                  -more-
accounted for approximately half of the increase in compensation, principally due to increased costs for incentive plans as a result of strong new business, excellent investment management performance and record net income.

                                 BALANCE SHEET

     Balance sheet assets averaged $31.1 billion for the quarter, up 9% from last year's average of $28.6 billion, reflecting growth in loans, securities and money market assets. Loans and leases averaged $15.2 billion for the quarter, an increase of $1.2 billion or 9%. Residential mortgages increased $454 million or 8% to average $6.2 billion for the quarter and represented 41% of the total loan portfolio. Commercial and industrial loans averaged $4.5 billion during the quarter compared to $4.4 billion in the fourth quarter of 1998. The securities portfolio increased 8% to $7.3 billion on average during the period while money market assets averaged $5.7 billion in the quarter, up 12% from last year.

     Common stockholders' equity averaged $2.0 billion, up 14% from last year's fourth quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 800 thousand shares at a cost of $38.1 million. For the year, the Corporation purchased a total of 3.1 million shares at a cost of $140.4 million. An additional 9.9 million shares may be purchased after December 31, 1999 under the current share buyback program.

                    PERFORMANCE HIGHLIGHTS-FULL YEAR 1999

     Net income per common share increased 14% to $1.74 in 1999. Net income also increased 14% to $405.0 million compared with $353.9 million last year and resulted in a return on average common equity of 20.7%.

     Total revenues increased 13% to $1.8 billion. Trust fees remained the largest component of revenues and increased 19% to $974.2 million compared with $816.3 million in the prior

                                    -more-
year, accounting for 54% of total revenues and 79% of noninterest income. Trust fees from PFS grew 25% over last year and totaled $489.6 million, while C&IS fees grew 14% from 1998 levels and totaled $484.6 million.

     Foreign exchange trading profits totaled a record $107.7 million, up 4% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 2% to $99.3 million. Other operating income totaled $54.5 million compared with $52.6 million in 1998.

     Net interest income, stated on a fully taxable equivalent basis, totaled $557.4 million, up 9% from $513.1 million reported last year. The increase in net interest income was due primarily to an 11% increase in both average earning assets and noninterest-related funds. The increase in earning assets was driven by a 9% increase in loans, a 7% increase in securities and a 23% increase in money market assets. The net interest margin declined slightly to 2.05% from 2.08% in 1998.

     The $12.5 million provision for credit losses was $3.5 million higher than the $9.0 million required in 1998. Net charge-offs totaled $8.4 million and represented .06% of average loans compared to $10.0 million or .07% of average loans in 1998. Noninterest expenses increased $127.9 million or 13% and totaled $1.1 billion in 1999 compared with $997.1 million in 1998.

                          FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, expansion plans, new business and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1998 Annual Report to Stockholders, including the section of Management's Discussion and Analysis captioned "Forward-Looking Information," and periodic reports to the SEC contain additional information about factors that could affect actual results.

                                      ///

                          NORTHERN TRUST CORPORATION                      Page 1
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                              FOURTH QUARTER
                                                            -------------------------------------------------
                                                               1999               1998           % Change (*)
                                                            -------------------------------------------------

                                                            ------------
Noninterest Income
     Trust Fees                                             $     271.1        $     216.7                25 %
     Foreign Exchange Trading Profits                              28.2               28.7                (2)
     Treasury Management Fees                                      16.7               19.0               (12)
     Security Commissions & Trading Income                          8.2                6.7                23
     Other Operating Income                                        15.7               13.5                16
     Investment Security Transactions                               0.5                  -               N/M
                                                            ------------       ------------      ------------
Total Noninterest Income                                          340.4              284.6                20

Interest Income (Taxable Equivalent)                              434.0              391.4                11
Interest Expense                                                  285.8              256.2                12
                                                            ------------       ------------      ------------
Net Interest Income (Taxable Equivalent)                          148.2              135.2                10

Total Revenue (Taxable Equivalent)                                488.6              419.8                16

Noninterest Expenses
     Compensation                                                 162.3              144.9                12
     Employee Benefits                                             23.2               22.0                 5
     Occupancy Expense                                             19.5               16.3                19
     Equipment Expense                                             16.4               14.9                10
     Other Operating Expenses                                      89.4               71.3                25
                                                            ------------       ------------      ------------
Total Noninterest Expenses                                        310.8              269.4                15

Provision for Credit Losses                                         6.5                1.0               N/M
Taxable Equivalent Adjustment                                       9.9                8.8                14
                                                            ------------       ------------      ------------
Income before Income Taxes                                        161.4              140.6                15
Provision for Income Taxes                                         55.4               49.0                13
                                                            ------------       ------------      ------------

NET INCOME                                                  $     106.0        $      91.6                16 %
                                                            ============       ============      ============

Net Income Per Common Share
     Basic                                                  $      0.47        $      0.41                15 %
     Diluted                                                       0.46               0.39                18

Return on Average Common Equity                                   20.57 %            20.16 %
Average Common Equity                                       $   2,018.0        $   1,777.2                14 %
Return on Average Assets                                           1.35 %             1.27 %

Common Dividend Declared per Share                          $     0.135        $      0.12                13 %
Preferred Dividends (millions)                                      1.3                1.2                 5

Average Common Shares Outstanding (000s)
     Basic                                                      221,351            221,022
     Diluted                                                    229,526            229,396
                                                            ------------

(N/M) Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.
       Per common share data reflects the two-for-one stock split effected through a 100% stock distribution on December 9, 1999 to holders of record on November 29, 1999.

                         NORTHERN TRUST CORPORATION                       Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                               TWELVE MONTHS
                                                            -------------------------------------------------
                                                               1999                  1998        % Change (*)
                                                            -------------------------------------------------

                                                            ------------
Noninterest Income
     Trust Fees                                             $     974.2        $     816.3                19 %
     Foreign Exchange Trading Profits                             107.7              103.5                 4
     Treasury Management Fees                                      67.9               69.9                (3)
     Security Commissions & Trading Income                         30.2               28.0                 8
     Other Operating Income                                        54.5               52.6                 3
     Investment Security Transactions                               0.7                1.3               (49)
                                                            ------------       ------------      ------------
Total Noninterest Income                                        1,235.2            1,071.6                15

Interest Income (Taxable Equivalent)                            1,607.2            1,539.0                 4
Interest Expense                                                1,049.8            1,025.9                 2
                                                            ------------       ------------      ------------
Net Interest Income (Taxable Equivalent)                          557.4              513.1                 9

Total Revenue (Taxable Equivalent)                              1,792.6            1,584.7                13

Noninterest Expenses
     Compensation                                                 582.6              518.1                12
     Employee Benefits                                             98.5               91.3                 8
     Occupancy Expense                                             74.3               67.9                 9
     Equipment Expense                                             63.6               62.2                 2
     Other Operating Expenses                                     306.0              257.6                19
                                                            ------------       ------------      ------------
Total Noninterest Expenses                                      1,125.0              997.1                13

Provision for Credit Losses                                        12.5                9.0                39
Taxable Equivalent Adjustment                                      38.6               35.9                 8
                                                            ------------       ------------      ------------
Income before Income Taxes                                        616.5              542.7                14
Provision for Income Taxes                                        211.5              188.8                12
                                                            ------------       ------------      ------------

NET INCOME                                                  $     405.0        $     353.9                14 %
                                                            ============       ============      ============

Net Income Per Common Share
     Basic                                                  $      1.81        $      1.58                15 %
     Diluted                                                       1.74               1.52                14

Return on Average Common Equity                                   20.67 %            20.47 %
Average Common Equity                                       $   1,935.7        $   1,704.6                14 %
Return on Average Assets                                           1.34 %             1.30 %

Common Dividends Declared per Share                         $     0.495        $     0.435                14 %
Preferred Dividends (millions)                                      4.8                4.9                (2)

Average Common Shares Outstanding (000s)
     Basic                                                      221,673            221,367
     Diluted                                                    229,874            229,734
Common Shares Outstanding (EOP)                                 222,174            222,429
                                                            ------------

                         NORTHERN TRUST CORPORATION                     Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------

                                                                           DECEMBER 31
                                                       ------------------------------------------------------
                                                           1999                1998             % Change  (*)
                                                       ------------------------------------------------------
Assets
------
  Money Market Assets                                  $     3,439.2           $  4,450.9               (23) %
  Securities
     U.S. Government                                           247.1                315.4               (22)
     Federal Agency and Other                                5,494.3              5,004.4                10
     Municipal                                                 491.3                527.9                (7)
     Trading Account                                            11.0                  9.1                21
                                                       -------------           ----------       -----------
  Total Securities                                           6,243.7              5,856.8                 7
  Loans and Leases                                          15,374.5             13,646.9                13
                                                       -------------           ----------       -----------
  Total Earning Assets                                      25,057.4             23,954.6                 5
  Reserve for Credit Losses                                   (150.9)              (146.8)                3
  Cash and Due from Banks                                    1,977.9              2,366.0               (16)
  Trust Security Settlement Receivables                        323.1                336.7                (4)
  Buildings and Equipment                                      380.4                340.2                12
  Other Nonearning Assets                                    1,120.3              1,019.3                10
                                                       -------------           ----------       -----------
 Total Assets                                          $    28,708.2           $ 27,870.0                 3 %
                                                       =============           ==========       ===========
Liabilities and Stockholders' Equity
------------------------------------
  Interest-Bearing Deposits
     Savings                                           $     7,638.3           $  6,789.7                12 %
     Other Time                                                913.0                540.2                69
     Foreign Office Time                                     7,874.9              6,531.9                21
                                                       -------------           ----------       -----------
  Total Interest-Bearing Deposits                           16,426.2             13,861.8                18
  Borrowed Funds                                             2,668.4              5,387.3               (50)
  Senior Notes and Long-Term Debt                            1,426.9              1,425.6                 -
                                                       -------------           ----------       -----------
  Total Interest-Related Funds                              20,521.5             20,674.7                (1)
  Demand & Other Noninterest-Bearing Deposits                4,944.8              4,340.9                14
  Other Liabilities                                          1,067.2                914.1                17
                                                       -------------           ----------       -----------
  Total Liabilities                                         26,533.5             25,929.7                 2
  Common Equity                                              2,054.7              1,820.3                13
  Preferred Equity                                             120.0                120.0                 -
                                                       -------------           ----------       -----------
 Total Liabilities and Stockholders' Equity            $    28,708.2           $ 27,870.0                 3 %
                                                       =============           ==========       ===========

                              NORTHERN TRUST CORPORATION               Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------

                                                                          FOURTH QUARTER
                                                       -----------------------------------------------------
                                                           1999                 1998            % Change (*)
                                                       -----------------------------------------------------
Assets
------
    Money Market Assets                                  $     5,656.0        $   5,067.2                12 %
    Securities
       U.S. Government                                           251.7              325.2               (23)
       Federal Agency and Other                                6,537.5            5,935.9                10
       Municipal                                                 486.3              461.9                 5
       Trading Account                                            13.3               13.5                (2)
                                                         -------------        -----------       -----------
    Total Securities                                           7,288.8            6,736.5                 8
    Loans and Leases                                          15,207.0           13,981.0                 9
                                                         -------------        -----------       -----------
    Total Earning Assets                                      28,151.8           25,784.7                 9
    Reserve for Credit Losses                                   (147.9)            (146.7)                1
    Nonearning Assets                                          3,076.0            2,953.2                 4
                                                         -------------        -----------       -----------
   Total Assets                                          $    31,079.9        $  28,591.2                 9 %
                                                         =============        ===========       ===========

  Liabilities and Stockholders' Equity
  ------------------------------------
    Interest-Bearing Deposits
       Savings                                           $     7,375.1        $   6,537.1                13 %
       Other Time                                                757.5              564.6                34
       Foreign Office Time                                     7,655.0            6,450.5                19
                                                         -------------        -----------       -----------
    Total Interest-Bearing Deposits                           15,787.6           13,552.2                16
    Borrowed Funds                                             6,499.9            7,017.4                (7)
    Senior Notes and Long-Term Debt                            1,363.1            1,430.2                (5)
                                                         -------------        -----------       -----------
    Total Interest-Related Funds                              23,650.6           21,999.8                 8
    Demand & Other Noninterest-Bearing Deposits                4,383.2            3,851.3                14
    Other Liabilities                                            908.1              842.9                 8
                                                         -------------        -----------       -----------
    Total Liabilities                                         28,941.9           26,694.0                 8
    Common Equity                                              2,018.0            1,777.2                14
    Preferred Equity                                             120.0              120.0                 -
                                                         -------------        -----------       -----------
   Total Liabilities and Stockholders' Equity            $    31,079.9        $  28,591.2                 9 %
                                                         =============        ===========       ===========

                     NORTHERN TRUST CORPORATION                           Page 5
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)
------------------------------------

                                                                           1999                           1998
                                                                         Quarters                       Quarters
                                                      -----------------------------------------------------------
                                                       Fourth       Third        Second       First       Fourth
                                                      --------------------------------------------       --------
Net Income Summary
------------------                                    --------
   Trust Fees                                         $  271.1     $  242.4     $  236.2     $  224.5    $  216.7
   Other Noninterest Income                               69.3         64.0         66.1         61.6        67.9
   Net Interest Income (Taxable Equivalent)              148.2        138.9        135.8        134.5       135.2
                                                      --------     --------     --------     --------    --------
     Total Revenue (Taxable Equivalent)                  488.6        445.3        438.1        420.6       419.8
   Provision for Credit Losses                             6.5          0.5          5.0          0.5         1.0
   Noninterest Expenses                                  310.8        276.1        271.7        266.4       269.4
                                                      --------     --------     --------     --------    --------
     Pretax Income (Taxable Equivalent)                  171.3        168.7        161.4        153.7       149.4
   Taxable Equivalent Adjustment                           9.9         10.6          9.2          8.9         8.8
   Provision for Income Taxes                             55.4         53.9         52.5         49.7        49.0
                                                      --------     --------     --------     --------    --------
     Net Income                                       $  106.0     $  104.2     $   99.7     $   95.1    $   91.6
                                                      ========     ========     ========     ========    ========

Per Common Share
----------------
   Net Income - Basic                                 $   0.47     $   0.46     $   0.44     $   0.42    $   0.41
              - Diluted                                   0.46         0.45         0.43         0.41        0.39
   Dividend Declared                                     0.135         0.12         0.12         0.12        0.12
   Book Value (EOP)                                       9.25         9.04         8.78         8.56        8.19
   Market Value (EOP)                                    53.00        41.75        48.50        44.41       43.66

Ratios
------
   Return on Average Common Equity                       20.57 %      20.85 %      20.65 %      20.62 %     20.16 %
   Return on Average Assets                               1.35         1.33         1.37         1.31        1.27
   Net Interest Margin                                    2.09         1.95         2.07         2.07        2.08
   Productivity Ratio (*)                                  157 %        161 %        161 %        158 %       156 %
   Risk-based Capital Ratios
       Tier 1                                              9.9 %        9.5 %        9.5 %        9.9 %       9.8 %
       Total (Tier 1 + Tier 2)                            13.7         13.1         12.4         13.1        13.1
       Leverage                                            7.1          7.0          7.3          7.0         6.9

Trust Assets ($ in Billions) - EOP
----------------------------------
   Corporate                                          $1,385.9     $1,251.5     $1,205.7     $1,170.4    $1,138.5
   Personal                                              152.0        131.7        131.0        125.6       121.2
                                                      --------     --------     --------     --------    --------
     Total Trust Assets                               $1,537.9     $1,383.2     $1,336.7     $1,296.0    $1,259.7
                                                      ========     ========     ========     ========    ========
   Memo:  Managed Assets                              $  299.1     $  262.8     $  258.6     $  242.7    $  236.0

Asset Quality ($ in Millions) - EOP
-----------------------------------
   Nonaccrual and Restructured Loans                  $   59.3     $   28.9     $   44.1     $   30.2    $   32.9
   Other Real Estate Owned (OREO)                          1.3          1.4          1.1          2.1         2.3
                                                      --------     --------     --------     --------    --------
     Total Nonperforming Assets                       $   60.6     $   30.3     $   45.2     $   32.3    $   35.2
                                                      ========     ========     ========     ========    ========
     Nonperforming Assets / Loans & OREO                  0.39 %       0.20 %       0.30 %       0.23 %      0.26 %

   Gross Charge-offs                                  $    0.8     $    7.7     $    0.9     $    0.4    $    1.0
   Gross Recoveries                                        0.3          0.2          0.6          0.3         0.2
                                                      --------     --------     --------     --------    --------
     Net Charge-offs                                  $    0.5     $    7.5     $    0.3     $    0.1    $    0.8
                                                      ========     ========     ========     ========    ========
   Net Charge-offs (Annualized) to Average Loans          0.01 %       0.21 %       0.01 %      0.002 %      0.02 %
   Reserve for Credit Losses                          $  150.9     $  144.9     $  151.9     $  147.2    $  146.8
   Reserve to Nonaccrual and Restructured Loans            254 %        501 %        345 %        487 %       446 %
                                                      --------

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.